Exhibit 23.1(b)(ii)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the BP Partnership Savings Plan of BP p.l.c. of our report dated June 15, 2007, with respect to the financial statements and schedules of the BP Partnership Savings Plan included in the Plan’s Annual Report (Form 11-K), for the year ended December 31, 2006, filed with the Securities Exchange Commission.

Chicago, Illinois	/s/ Ernst & Young LLP
October 22, 2007